Exhibit 99.1

N        E        W        S                         R        E        L        E         A        S        E

Contacts:
For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL REPORTS RESULTS

FOR FISCAL YEAR 2008

Fourth Quarter Fiscal Year 2008 Highlights:

•	Consolidated net sales growth of 11.4%

•	Physician Business net sales growth of 13.6%

•	Elder Care Business net sales growth of 6.2%

•	Consolidated earnings per diluted share of $0.31, or 36.7% growth

•	Consolidated operating income of $29.3 million, or 20.6% growth

•	Consolidated operating margin of 5.9%

•	Physician Business operating margin of 8.4%

•	Elder Care Business operating margin of 5.2%

•	Consolidated cash flow from operations of $24.1 million

•	Repurchased approximately 2.9 million shares for $50.0 million

•	Realized gain on sale of securities of $4.6 million ($2.8 million net of tax, or approximately $0.04 per diluted share)

Fiscal Year 2008 Highlights:

•	Consolidated net sales growth of 6.6% (9.6% excluding FY 2007’s flu vaccine sales)

•	Physician Business net sales growth of 6.6%, (11.0% excluding FY 2007’s flu vaccine sales)

•	Elder Care Business net sales growth of 6.4%

•	Consolidated Select™ brand sales increase by 26.5% to $234.8 million or 12.7% of total net sales

•	Consolidated earnings per diluted share increased by 17.8% to $0.86, including a $0.04 gain on sale of a security investment

•	Physician Business operating margin increased by 25 bps to 7.1% and Elder Care Business operating margin increased by 40 bps to 4.6%

•	Consolidated cash flow from operations of $69.8 million

•	Repurchased approximately 6.4 million shares for $112.5 million

Jacksonville, Florida (May 7, 2008) – PSS World Medical, Inc. (NASDAQ GS:PSSI) announced today its results for the fiscal 2008 fourth quarter and year ended March 28, 2008.

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PSSI Reports Results For Fiscal Year 2008

May 7, 2008

David A. Smith, Chairman and Chief Executive Officer, commented, “Fiscal year 2008 marks the completion of a three-year strategic plan. Our results for the period include growing revenue twice as fast as our competitors utilizing innovative and unique customer solutions, new products and our Select™ brand. This strategic revenue growth was also smart growth leveraging our infrastructure and new processes, providing solid cash flow and return on committed capital performance. The results for fiscal years 2006 – 2008 were accomplished as we improved employee retention and documented record customer satisfaction.

“Even as our stock price pulled back with the overall market we have still delivered a 34.8% price increase compared to the Nasdaq® 100 gain of 13.9% in the plan period. As a management team, we are dedicated to continue to deliver value to our shareholders, customers and employee team.”

	Fiscal Year 2008
	Goals	Results
Revenue growth*	7.5% - 8.5%	9.6%
Consolidated GAAP diluted EPS	$0.81 - $0.85	$0.86
Consolidated operating margin	5.5% - 5.6%	5.0%
Consolidated Select™ brand sales, as % of total net sales	12%	12.7%
Operating cash flow (in millions)	$63 - $67	$69.8

*	Excludes $48.6 million of influenza vaccine sales in FY 2007.

Net sales for the three months ended March 28, 2008, were $493.7 million, an increase of 11.4%, compared with net sales of $443.0 million for the three months ended March 30, 2007. Net sales for the three months ended March 28, 2008, for the Physician Business increased by 13.6%, while net sales for the Elder Care Business increased by 6.2%. Income from operations for the three months ended March 28, 2008, was $29.3 million compared with income from operations for the three months ended March 30, 2007, of $24.3 million. Net income for the three months ended March 28, 2008, was $19.4 million, or $0.31 per diluted share, compared with net income for the three months ended March 30, 2007, of $15.6 million, or $0.23 per diluted share.

Net sales for the year ended March 28, 2008, were $1.9 billion, an increase of 6.6% (9.6% excluding last fiscal year’s flu vaccine sales), compared with net sales of $1.7 billion for the year ended March 30, 2007. Net sales for the year ended March 31, 2008, for the Physician Business increased by 6.6% (11.0% excluding last fiscal year’s flu vaccine sales), while net sales for the Elder Care Business increased by 6.4%. Income from operations for the year ended March 28, 2008, was $92.4 million compared with income from operations for the year ended March 30, 2007, of $82.5 million. The Company noted that pedigree-related costs for fiscal year 2008 were $6.3 million. Net income for the year ended March 28, 2008, was $56.8 million, or $0.86 per diluted share, compared with net income for the year ended March 30, 2007, of $50.5 million, or $0.73 per diluted share.

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PSSI Reports Results For Fiscal Year 2008

May 7, 2008

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “The quarter’s results reflect strong business momentum in both our businesses as we close our fiscal year 2008 and launch our plans for fiscal year 2009 and beyond.

“The Company is well positioned, with a solid balance sheet, to deal with the challenges of an unsettled economic environment, while, at the same time, taking advantage of the opportunities presented by an expanding alternate site health care market.”

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Fiscal Year 2008 Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com.

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2008 conference call can be found in the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations,” or at www.opencompany.info, on May 8, 2008, beginning at 8:30 a.m. Eastern time.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “expect” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others. These statements involve a number of risks and uncertainties, many of which are outside the control of the Company. Actual results may differ materially from those identified in the forward-looking statements. Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; the introduction of new products and services offered by us and our competitors; proper functioning of our data processing systems; our ability to carry out our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel prices; risks involved in maintaining a large amount of inventory; we may not successfully execute our acquisition strategy; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and

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PSSI Reports Results For Fiscal Year 2008

May 7, 2008

other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. PSS assumes no obligation to update the information in this release except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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PSSI Reports Results For Fiscal Year 2008

May 7, 2008

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statements of Operations

(In millions, except per share and share data)

	Three Months Ended		Year Ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
Net sales	$493.7	$443.0	$1,855.8	$1,741.6
Cost of goods sold	347.2	310.0	1,314.1	1,241.6

Gross profit	146.5	133.0	541.7	500.0
General and administrative expenses	83.7	78.4	324.0	300.7
Selling expenses	33.5	30.3	125.3	116.8

Income from operations	29.3	24.3	92.4	82.5

Other (expense) income:
Interest expense	(2.1)	(1.3)	(6.8)	(5.4)
Interest and investment income	—	0.4	0.7	1.2
Other income	5.4	0.6	7.3	2.0

	3.3	(0.3)	1.2	(2.2)

Income before provision for income taxes	32.6	24.0	93.6	80.3
Provision for income taxes	13.2	8.4	36.8	29.8

Net income	$19.4	$15.6	$56.8	$50.5

Earnings per share – basic	$0.31	$0.23	$0.88	$0.75

Earnings per share – diluted	$0.31	$0.23	$0.86	$0.73

Weighted average shares (in thousands):
Basic	62,213	67,059	64,703	67,219
Diluted	63,152	69,419	66,184	69,325

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PSSI Reports Results For Fiscal Year 2008

May 7, 2008

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Balance Sheets

(In millions, except per share and share data)

	March 28, 2008	March 30, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$21.1	$46.7
Accounts receivable, net	237.2	222.8
Inventories	190.8	174.1
Deferred tax assets, net	10.5	8.8
Prepaid expenses and other	48.8	34.4

Total current assets	508.4	486.8
Property and equipment, net	90.7	88.6

Other Assets:
Goodwill and intangibles, net	137.0	137.1
Investment in available-for-sale securities	—	—
Other	78.7	62.5

Total assets	$814.8	$775.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$135.9	$131.3
Accrued expenses	46.1	37.2
Revolving line of credit and current portion of long-term debt	71.0	2.2
Other	11.9	11.5

Total current liabilities	264.9	182.2

Long-term debt, excluding current portion	150.7	150.7
Other noncurrent liabilities	64.2	61.2

Total liabilities	479.8	394.1

Shareholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 150,000,000 shares authorized, 61,847,679 and 67,179,475 shares issued and outstanding at March 28, 2008, and March 30, 2007, respectively	0.6	0.7
Additional paid-in capital	195.7	300.0
Retained earnings	136.7	80.2
Accumulated other comprehensive income	2.0	—

Total shareholders’ equity	335.0	380.9

Total liabilities and shareholders’ equity	$814.8	$775.0

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PSSI Reports Results For Fiscal Year 2008

May 7, 2008

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended		Year Ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
Cash Flows From Operating Activities:
Net income	$19.4	$15.6	$56.8	$50.5
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (benefit) for deferred income taxes	8.0	(5.8)	6.6	(1.7)
Depreciation	4.7	4.3	18.7	16.8
Amortization of intangible assets	1.4	1.5	5.6	5.9
Provision for doubtful accounts	0.3	1.1	3.8	4.5
Non-cash compensation expense	0.8	3.6	3.9	5.1
Amortization of debt issuance costs	0.3	0.3	1.4	1.4
Provision for deferred compensation	(1.2)	0.3	—	2.0
Loss on sale of property and equipment	0.1	0.2	0.1	0.2
Gain on sale of available for sale securities	(4.6)	—	(4.6)	—
Changes in operating assets and liabilities, net of effects from business combination:
Accounts receivable, net	(13.3)	(4.1)	(15.2)	(18.1)
Inventories	23.4	12.0	(14.5)	(0.7)
Prepaid expenses and other current assets	6.6	2.9	5.7	1.7
Other assets	(2.6)	(2.1)	(11.2)	(3.5)
Accounts payable	(25.5)	(32.9)	0.3	(9.8)
Accrued expenses and other liabilities	6.3	5.7	12.4	9.2

Net cash provided by operating activities	24.1	2.6	69.8	63.5

Cash Flows From Investing Activities:
Payments for business combinations, net of cash acquired	(0.1)	(0.4)	(15.2)	(2.9)
Payments for investment in available-for-sale securities	—	—	(24.1)	—
Capital expenditures	(5.5)	(6.7)	(19.3)	(17.2)
Payments for non-solicitation agreements	—	—	(0.1)	(1.1)
Payments of signing bonuses	—	(0.1)	(0.1)	(0.1)
Proceeds from note receivable	—	—	2.7	—
Proceeds from sales of property and equipment	—	—	0.1	—

Net cash used in investing activities	(5.6)	(7.2)	(56.0)	(21.3)

Cash Flows From Financing Activities:
Net proceeds from revolving line of credit	37.5	—	70.0	—
Proceeds from exercise of common stock	0.5	9.6	2.8	17.0
Excess tax benefits from share-based compensation arrangements	0.1	2.4	1.4	5.6
Payment of debt issuance costs	(0.2)	—	(0.2)	—
Payment under capital lease obligations	(0.3)	(0.2)	(0.9)	(0.6)
Purchase of treasury shares	(50.0)	(15.4)	(112.5)	(42.9)
Proceeds from borrowings	—	—	—	1.5

Net cash used in financing activities	(12.4)	(3.6)	(39.4)	(19.4)

Net (decrease) increase in cash and cash equivalents	6.1	(8.2)	(25.6)	22.8
Cash and cash equivalents, beginning of period	15.0	54.9	46.7	23.9

Cash and cash equivalents, end of period	$21.1	$46.7	$21.1	$46.7

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PSSI Reports Results For Fiscal Year 2008

May 7, 2008

PSS WORLD MEDICAL, INC.

Net Sales Adjustment for Influenza Vaccine Sales

Proforma Net Sales

(In millions)

	For the Year Ended
	March 28, 2008	March 30, 2007	Growth
Consolidated:
Net sales	$1,855.8	$1,741.6	6.6%
Less: Influenza vaccine sales	—	48.6

Net sales adjusted for influenza vaccine sales	$1,855.8	$1,693.0	9.6%

Physician Business:
Net sales	$1,308.7	$1,227.5	6.6%
Less: Influenza vaccine sales	—	48.6

Net sales adjusted for influenza vaccine sales	$1,308.7	$1,178.9	11.0%

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